EXHIBIT 10.9.4



                                 TERM PROMISSORY NOTE
                                 --------------------


          $500,000.00                 Nashua, NH           October  4, 1996

               FOR VALUE RECEIVED, the undersigned, AMERICAN ELECTROMEDICS CORP., a corporation organized under the laws of the State of Delaware with a principal place of business at 13 Columbia Drive, Amherst, New Hampshire 03031 (the "Borrower"), hereby promises to pay to the order of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank organized under the laws of the State of New Hampshire with an address of One Trafalgar Square, Nashua, New Hampshire 03063 (the "Bank"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), or so much thereof as has been advanced by Bank to Borrower, together with interest as hereinafter provided, in lawful money of the United States of America.

               This Note shall have a term of five (5) years from the date hereof. Commencing on ______________, 1996, and continuing on the last day of each month thereafter, the Borrower shall make sixty (60) consecutive monthly payments of principal, each such monthly installment to be in an amount sufficient to fully amortize the then outstanding principal amount hereunder in equal monthly installments over the remaining term of this Note; together with monthly payments of accrued and unpaid interest on the outstanding principal balance at the rate provided hereinbelow. All remaining outstanding principal and accrued and unpaid interest shall be due and payable in full on ___________, 2001.

               Except as provided hereinbelow, the outstanding principal balance of this Note shall bear interest at a variable rate equal to Prime Rate (as hereinafter defined), plus one-half of one percent (.50%) per annum. As used herein, the term Prime Rate shall mean the rate published by The Wall Street Journal from
                                           -----------------------
          time to time under the category Prime Rate: The Base Rate of Corporate Loans posted by at least 75% of the Nation s 30 Largest Banks (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the Bank in its sole discretion if The Wall Street Journal ceases to publish such
                        -----------------------
          rate. The Borrower acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the Bank on commercial loans. Each time the Prime Rate changes the interest rate hereunder shall change contemporaneously with such change in the Prime Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

               This Note is issued under and subject to the terms, conditions, and limitations of the Loan Agreement of even date herewith, entered into by and between the Borrower and the Bank, and as said agreement may be further amended from time to time (collectively, as amended, the "Loan Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the undersigned to pay the principal and interest on this Note as herein provided. Any capitalized term used in this Note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Loan Agreement.

               Upon the occurrence and during the continuance of an Event of Default specified in the Loan Agreement, or if any monthly installment of principal or interest under this Note is not paid when due, or within the applicable grace period, if any, the principal hereof and all interest accrued and accruing hereon may be declared to be forthwith due and payable.

               The holder may impose upon the undersigned a delinquency charge of the greater of Thirty Five Dollars ($35.00) or five percent (5%) of the amount of any installment of principal and/or interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof, together with accrued interest, shall after the occurrence and during the continuance of an Event of Default under the Loan Agreement and after maturity hereof, whether by demand, acceleration or otherwise, bear interest at the then contract rate of this Note plus an additional five percent (5%) per annum.

               The undersigned agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including court costs, service fees, and reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the holder in its discretion.

               The word "holder", as used in this Note, shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

               The indebtedness evidenced by this Note is secured by the Loan Documents as defined in the Loan Agreement.

               No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

               All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the holder shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Hampshire. The holder shall have no duty as to the collection or protection of the Collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Surrender of this Note, upon payment or otherwise, shall not affect the right of the holder to retain the Collateral as security for the payment and performance of any other liability of the undersigned to the holder in accordance with the provisions of the Loan Documents.

               Every maker, endorser, or guarantor of this Note, or the obligations represented by this Note, waives all presentment, protest and demand, demand for payment, notice of dishonor and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, and/or to the addition or release of any other party or person primarily or secondarily liable.

               This Note and the provisions hereof shall be binding upon the undersigned and the undersigned's heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, successors, legal representatives and assigns.

               This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

               The provisions of this Note are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the holder hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance hereunder allowed by applicable law, if any, (the "Maximum Allowable Rate"), which shall mean the law in effect on the date hereof, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provisions of this Note results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If notwithstanding the foregoing, the holder receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance hereunder and not a payment of interest.


               Executed and delivered this 4th day of October, 1996.


                                         AMERICAN ELECTROMEDICS CORP.

          /s/ Vasiliki M. Canotas         By: /s/ Michael T. Pieniazek
          --------------------------         --------------------------
          Witness                            Name: Michael T.Pieniazek
                                             Title: Chief Financial Officer

          STATE OF NEW HAMPSHIRE
          COUNTY OF HILLSBOROUGH, SS.

               On this the 4th day of October, 1996, before me, the undersigned notary or justice, personally appeared Michael T. Pieniazek, who acknowledged himself to be the Chief Financial Officer of American Electromedics Corp., a corporation, and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.


                                   /s/ Vasilik M. Canotas
                                   ----------------------------------
                                   Justice of the Peace/Notary Public